As filed with the Securities and Exchange Commission on May 3, 2024

Registration No 333-39381

No. 333-42315

No. 333-44439

No. 333-46311

No. 333-86944

No. 333-88478

No. 333-148655

No. 333-174402

No. 333-196430

No. 333-218255

No. 333-241031

No. 333-256293

No. 333-273684

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENTS TO:

REGISTRATION STATEMENT ON FORM S-3 NO. 333-39381

REGISTRATION STATEMENT ON FORM S-3 NO. 333-42315

REGISTRATION STATEMENT ON FORM S-3 NO. 333-44439

REGISTRATION STATEMENT ON FORM S-3 NO. 333-46311

REGISTRATION STATEMENT ON FORM S-3 NO. 333-86944

REGISTRATION STATEMENT ON FORM S-3 NO. 333-88478

REGISTRATION STATEMENT ON FORM S-3 NO. 333-148655

REGISTRATION STATEMENT ON FORM S-3 NO. 333-174402

REGISTRATION STATEMENT ON FORM S-3 NO. 333-196430

REGISTRATION STATEMENT ON FORM S-3 NO. 333-218255

REGISTRATION STATEMENT ON FORM S-3 NO. 333-241031

REGISTRATION STATEMENT ON FORM S-3 NO. 333-256293

REGISTRATION STATEMENT ON FORM S-3 NO. 333-273684

UNDER

THE SECURITIES ACT OF 1933

PIONEER NATURAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	777 Hidden Ridge Irving, Texas 75038 (972) 444-9001 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	75-2702753 (I.R.S. Employer Identification Number)

James R. Chapman

Vice President, Tax and Treasurer

Exxon Mobil Corporation

22777 Springwoods Village Parkway

Spring, Texas 77389

(972) 940-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statements.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”), filed by Pioneer Natural Resources Company, a Delaware corporation (the “Registrant”) with the Securities and Exchange Commission (the “SEC”), relate to the following Registration Statements on Form S-3 (collectively, as each amended as of immediately prior to the filing of these Post-Effective Amendments, the “S-3 Registration Statements”) of the Registrant:

•	Shelf Registration Statement on Form S-3 (No. 333-39381), filed with the SEC on November 3, 1997 and amended on December 17, 1997;

•	Shelf Registration Statement on Form S-3 (No. 333-42315), filed with the SEC on December 15, 1997 and amended on January 5, 1998;

•	Shelf Registration Statement on Form S-3 (No. 333-44439), filed with the SEC on January 16, 1998 and amended on February 25, 1998;

•	Shelf Registration Statement on Form S-3 (No. 333-46311), filed with the SEC on February 13, 1998;

•	Shelf Registration Statement on Form S-3 (No. 333-86944), filed with the SEC on April 25, 2002;

•	Shelf Registration Statement on Form S-3 (No. 333-88478), filed with the SEC on May 16, 2002;

•	Automatic Shelf Registration Statement on Form S-3 (No. 333-148655), filed with the SEC on January 14, 2008;

•	Automatic Shelf Registration Statement on Form S-3 (No. 333-174402), filed with the SEC on May 20, 2011;

•	Automatic Shelf Registration Statement on Form S-3 (No. 333-196430), filed with the SEC on May 30, 2014;

•	Automatic Shelf Registration Statement on Form S-3 (No. 333-218255), filed with the SEC on May 26, 2017;

•	Automatic Shelf Registration Statement on Form S-3 (No. 333-241031), filed with the SEC on August 5, 2020;

•	Automatic Shelf Registration Statement on Form S-3 (No. 333-256293), filed with the SEC on May 19, 2021; and

•	Automatic Shelf Registration Statement on Form S-3 (No. 333-273684), filed with the SEC on August 4, 2023.

Effective as of May 3, 2024, as contemplated by the Agreement and Plan of Merger, dated as of October 10, 2023 (the “Merger Agreement”), among the Registrant, Exxon Mobil Corporation, a New Jersey corporation (“ExxonMobil”), and SPQR, LLC, a wholly owned subsidiary of ExxonMobil and a Delaware limited liability company (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as the surviving corporation and a wholly owned subsidiary of ExxonMobil.

In connection with the Merger, the Registrant has terminated any and all offerings of the Registrant’s securities pursuant to existing registration statements, including the S-3 Registration Statements. In accordance with the undertakings made by the Registrant in each of the S-3 Registration Statements to remove from registration, by means of a post-effective amendment, any of the Registrant’s securities that remain unsold at the termination of each such offering, the Registrant hereby removes from registration, by means of these Post-Effective Amendments, any and all securities registered under the S-3 Registration Statements that remain unsold as of the effectiveness of the Merger on May 3, 2024 and terminates the effectiveness of each of the S-3 Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas, on May 3, 2024.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Alex V. Volkov
Name: Title:	Alex V. Volkov Executive Vice President

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.